Exhibit 23(j) Independent Auditor's Consent

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fairholme Fund, Inc.:

We consent to the references to our firm under the heading "Financial Highlights" appearing in the Prospectus, which is part of the Registration Statement of Fairholme Fund, Inc.


/s/ McCurdy & Associates CPA's, Inc.
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McCurdy & Associates CPA's, Inc.

February 25, 2004

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